Form Of

November [19], 2010

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn:      Vice President, Custody

Dear Sir or Madam:

Lord Abbett Municipal Income Fund, Inc. (the “Fund”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement].” This letter is to notify State Street that on November 17, 2010, the Fund’s officers executed Articles Supplementary to the Articles of Incorporation establishing three new series of the Fund, the legal names of which are as follows: Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax Free Fund, and Lord Abbett Short Duration Tax Free Fund (each a “Portfolio”). It is the Fund’s desire to have State Street render services as custodian and recordkeeper to each Portfolio under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolios thereby making each Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on November [19], 2010.

It is currently anticipated that the registration statement for the Portfolios will become effective on November [19], 2010. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

Lord Abbett Municipal Income Fund, Inc.

Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Vice Chairman
State Street Bank and Trust Company

Enclosures

EXHIBIT A (amended as of November [19], 2010)1

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland

Lord Abbett Blend Trust	Statutory Trust	Delaware
Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland

Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland

Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Global Allocation Fund
Lord Abbett Developing Local Markets Fund

Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid-Cap Value Fund, Inc.	Corporation	Maryland

Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Capital Structure Fund
Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund

1             As amended on November [19], 2010 to reflect (1) the Reorganization of each of Lord Abbett Connecticut Tax-Free Income Fund, Georgia Series, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, and Pennsylvania Series into Lord Abbett National Tax-Free Income Fund; and (2) the Redomestication of each of Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax-Free Fund, and Lord Abbett Short Duration Tax Free Fund, as a series of Lord Abbett Municipal Income Fund, Inc.

A-1

Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Capital Structure Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid-Cap Value Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett Stock Appreciation Fund	Statutory Trust	Delaware

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

A-2